Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

AND CONSENT OF GUARANTORS

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT OF AGENT AND LENDERS (this “Amendment”) is dated as of March 2, 2005, and entered into by and among FLEETWOOD ENTERPRISES, INC. (“Fleetwood”), FLEETWOOD HOLDINGS INC. (“Holdings”) and its Subsidiaries listed on the signature pages hereof (collectively, “FMC”), FLEETWOOD RETAIL CORP. (“Retail”) and its Subsidiaries listed on the signature pages hereof (collectively, “FRC”), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders.

Recitals

Whereas, Fleetwood, the Borrowers, the Lenders, and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of May 14, 2004, as amended by that certain First Amendment to Credit Agreement and Consent of Guarantors dated as of June 4, 2004, and as amended by that certain Second Amendment to Credit Agreement and Consent of Guarantors dated as of November 29, 2004 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Any terms defined in the Credit Agreement and not defined in this Amendment are used herein as defined in the Credit Agreement;

Whereas, the Borrowers have requested amendments to the Credit Agreement to modify certain covenants; and

Whereas, the Lenders and the Agent are willing to agree to the amendments requested by the Loan Parties, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, Fleetwood, the Borrowers, the Lenders, and the Agent agree as follows:

1.     AMENDMENTS TO CREDIT AGREEMENT.  Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of Fleetwood and the Borrowers set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1   Amendment to Section 1.1.  Section 1.1 shall be amended by deleting the first sentence thereof and replacing it with the following sentence:

“Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $175,000,000 (the “Total Facility”) to the Borrowers from time to time during the term of this Agreement; provided that the Total Facility shall be increased to a total amount of up to $200,000,000 for the period from and including December 1 through and including April 30 of each calendar year.”

1.2   Amendment to Section 1.2(a)(i).  Section 1.2(a)(i) shall be amended by deleting such section and replacing it with the following:

“(a)         (i)            Amounts.  Subject to the satisfaction of the conditions precedent set forth in Article 8, and except for Non-Ratable Loans and Agent Advances, each Revolving Credit Lender severally, but not jointly, agrees, upon a Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrowers in aggregate amounts not to exceed such Lender’s Pro Rata Share of the Aggregate Availability. The Revolving Credit Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Aggregate Borrowing Bases or the Borrowing Base of FMC or FRC, as applicable, on one or more occasions, but if they do so, neither the Agent nor the Revolving Credit Lenders shall be deemed thereby to have changed the limits of the Borrowing Base of FMC or FRC, or the Aggregate Borrowing Bases or to be obligated to exceed such limits on any other occasion.”

1.3   Amendment to Section 3.4.  Section 3.4 shall be amended by inserting the following as clause “(b)” thereof:

“(b)         Immediately upon receipt by any Loan Party of proceeds of any disposition of Real Estate Subfacility Assets (unless such Collateral is a Replaced Property that has been replaced by a Substituted Property pursuant to Section 2.8), FMC shall repay the Revolving Loans in an amount equal to the amount advanced against the applicable asset in calculation of the Borrowing Base, if any, and the Maximum Real Estate Loan Amount shall be permanently reduced by such amount.

1.4   Amendments to Section 7.12 of the Credit Agreement.  Section 7.12 of the Credit Agreement shall be amended as follows:

(a)           The word “and” is hereby deleted from after the semicolon appearing at the end of clause (k) thereof.

(b)           Clause (l) thereof is hereby renumbered clause (m).

(c)           The following clause (l) is hereby inserted after clause (k) thereof and prior to clause (m) thereof:

“(l)          Fleetwood’s unsecured guaranty of up to $5,000,000 pursuant to the Wells Fargo Guaranty and Support Agreement; and”

1.5   Amendment to Section 7.24.  Section 7.24 shall be amended by deleting such section and replacing it with the following:

7.24         Minimum EBITDA.  If a Minimum Liquidity Event shall occur as of the end of any calendar month, as indicated in any compliance certificate delivered pursuant to

Section 5.2(e), Fleetwood shall be required to have maintained EBITDA for the most recent period of single or consecutive Fiscal Quarters (for which an annual or quarterly compliance certificate has been delivered pursuant to Section 5.2(e)) specified below and ended on the last day of each Fiscal Quarter set forth below of not less than the amount set forth below opposite each such period:

Period Ending	EBITDA
Four Fiscal Quarters ended on the last Sunday in January 2005	$15,700,000
Single Fiscal Quarter ended on the last Sunday in April 2005	($7,500,000)
Two Fiscal Quarters ended on the last Sunday in July 2005	$14,500,000
Three Fiscal Quarters ended on the last Sunday in October 2005	$29,200,000
Four Fiscal Quarters ended on the last Sunday in January 2006	$30,325,000
Four Fiscal Quarters ended on the last Sunday in April 2006 and each last Sunday in each July, October, January and April thereafter	$51,750,000

1.6   Amendments to Section 7.28(b) of the Credit Agreement.  Section 7.28(b) of the Credit Agreement shall be amended be deleting such clause and replacing it with the following:

“Subject to Section 2.8 and Section 7.9(i), with respect to each parcel of Real Estate listed on Schedule 6.11 identified as Mortgaged Property, (i) such Mortgaged Property shall have, in the aggregate, an appraised value of at least $50,000,000 (as set forth in the Appraisals) plus, from and after the date which is 60 days after the Third Amendment Effective Date (or such longer period as may be agreed by the Agent), $20,000,000 (as set forth in the New Mortgage Appraisal (as defined below)), (ii) such Mortgaged Property that is subject to any Mortgage as of the Third Amendment Effective Date shall remain subject to such Mortgages and (iii) within 60 days of the Third Amendment Effective Date (or such longer period as may be agreed by the Agent), Fleetwood and/or the applicable Loan Party shall have delivered to the Agent and the Collateral Agent (A) (1) duly executed and acknowledged amendments to or amendment and restatements of the Mortgages existing on the Third Amendment Effective Date (each a “New Mortgage Amendment”) in each case to the extent necessary under applicable law, in the reasonable judgment of the Agent, to continue and maintain the enforceability, perfection and priority of such Mortgages from and after the Third Amendment Effective Date, in proper form for recording in all appropriate places in all applicable jurisdictions and (2) in the case of any Mortgaged Property which was not subject to a Mortgage on or prior to the Third Amendment Effective Date, a new Mortgage (each a “New Mortgage”) in substantially the form of the Mortgages delivered as of the Closing Date, with such modifications thereto as shall be advisable with respect to the local jurisdictions in which the Mortgaged Property is located, in each case necessary to effect the enforceability, perfection and priority of the New Mortgage from and after the Third Amendment Effective Date, in proper form for recording in all appropriate places in all applicable jurisdictions, (B) title policies (or endorsements to the existing title policies) as reasonably requested by the Agent, assuring the Agent that such Mortgages constitute first priority mortgage liens subject only to Permitted Liens under clauses (a), (b), (d), (e) and (f) of the definition of Permitted Liens, (C) if requested by the Agent, opinions of counsel as to such matters as reasonably requested by the Agent, (D) an appraisal (in form and substance and by an appraiser reasonably satisfactory to Agent) for each Mortgaged Property subject to a New Mortgage (each a “New Mortgage Appraisal”), each dated no more than six (6) months prior to the date of the applicable New Mortgage indicating, in aggregate, that  the appraised value of the Mortgaged Property subject to New Mortgages is equal to or greater than $20,000,000; (E) duly executed UCC-3 Termination Statements or such other instruments or evidence, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens, if any, on the Mortgaged Property subject to New Mortgages; and (F) to the extent reasonably requested by the Agent or the Majority Lenders, environmental audits, surveys, title reports and any other documents reasonably requested by the Agent, the Majority Lenders or any Lender, as applicable, with respect to the Mortgaged Property subject to New Mortgages.”

1.7   Amendments to Section 9.2(a).  Section 9.2(a) shall be amended by deleting clause “(i)” thereof and replacing it with:

“(i)          reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory and/or Real Estate Subfacility Assets used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base;”

1.8   Amendments to Section 11.1(a)(iii).

(a)           Section 11.1(a)(iii) shall be amended by deleting clause “(G)” thereof and replacing it with the following:

“(G)         increase the Maximum Revolver Amount, the Maximum Inventory Loan Amount, the Maximum Real Estate Loan Amount or the Unused Letter of Credit Subfacility; or”

(b)           Section 11.1(a) shall be amended by adding the following proviso at the end of the existing clause 11.1(a):

“; and provided further that any amendment to this Agreement which provides for:

(x)                                   up to $15,000,000 of additional Revolving Credit Commitments (whether provided by existing or additional Revolving Lenders) on the same terms and conditions (including, without limitation, interest rates, rights to prepayment, collateral and other common rights of Revolving Lenders) as the existing Revolving Credit Commitments and the existing Revolving Lenders (the “Additional Revolving Credit Commitments”); and/or

(y)                                 up to $22,000,000 of new term loan facilities (the “Term Loan”) with (a) interest rates (calculated taking into account upfront fees (including, without limitation, contingent fees and original issue discounts) payable to any Lender other than the Agent or any of its Affiliates in connection with such facilities) payable to such term lenders (the “Term Lenders”) which are not more than 0.50% higher than the interest rates (calculated taking into account upfront fees (including, without limitation, contingent fees and original issue discounts) payable to any Lender other than the Agent or any of its Affiliates in connection with the Revolving Loans) payable to any Lender in connection with the Revolving Loans hereunder, (b) rights to prepayment, collateral and other common rights of Term Lenders in relation to existing Revolving Lenders no greater than pro rata, provided that (i) Liens created under the Collateral Documents (A) on up to $35,000,000 of Eligible Real Estate that is not identified as Mortgaged Property on Schedule 6.11 hereto (the “Term Loan Collateral”) may constitute first priority, perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Term Lenders, provided that such Term Loan Collateral constitutes second priority, perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Lenders of the Revolving Loans, and (B) on the Collateral (other than the Term Loan Collateral) that constitutes first priority perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Revolver Lenders, may constitute second priority perfected Liens in favor of the Agent, for the ratable benefit of the Agent and the Term Lenders, (ii) Section 3.8 may be amended to provide that until the Term Loan has been paid in full, proceeds of the Term Loan Collateral shall be applied first to pay any fees, indemnities or expense reimbursements relating to the Term Loan or the Term Loan Collateral then due to the Agent or the Lenders from FMC; second, to pay interest due from FMC in respect to the Term Loan; third, to pay or prepay principal of the Term Loan; and fourth, to all other Obligations in accordance with the existing provisions of Section 3.8, (iii) on the first day of each calendar month FMC may repay the principal amount of Term Loan in an amount up to $262,000 and (iv) the Term Loan may be prepaid at any time without premiums or penalties and without any pro rata prepayment of the Revolving Loans or any pro rata permanent reduction in the Revolving Credit Commitments and (c) customary terms and conditions and such other changes as are consistent with the foregoing and otherwise agreed by the Agent acting in good faith, in each case shall not be effective without (and shall be effective solely with) the consent of Agent and each Lender providing (in whole or in part) such additional Revolving Credit Commitments or such Term Loan, as applicable, and upon such consent, this Agreement and the other Loan Documents may be amended for the purpose of providing for such additional Revolving Credit Commitments or such Term Loan hereunder, as applicable; and provided further, that, after giving effect to such additional Revolving Credit Commitments and such additional Term Loan facilities, no Default or Event of Default shall exist hereunder.

1.9   Amendments to Annex A to Credit Agreement (Definitions).  Annex A will be amended as follows:

(a)           The definition of “Applicable Margin” in Annex A of the Credit Agreement shall be amended by replacing such definition with the following:

“Applicable Margin” means with respect to the Revolving Loans, all other Obligations, the Unused Line Fee and the Letter of Credit Fee, a rate per annum corresponding to the Levels set forth below opposite the Fixed Charge Coverage Ratio set forth below determined for the four-Fiscal Quarter Period ended as of the end of the most recent Fiscal Quarter; provided that (a) the Applicable Margin in respect of the Fiscal Quarters ended January, 2005 and April, 2005 shall be set at Level V; (b) the Applicable Margin calculated in respect of the Fiscal Quarter ended July, 2005 shall be determined for the two-Fiscal Quarter Periods ended as of the last date of such just completed Fiscal Quarter; and (c) the Applicable Margin calculated in respect of the Fiscal Quarter ended October, 2005 shall be determined for the three-Fiscal Quarter Periods ended as of the last date of such just completed Fiscal Quarter.  Adjustments in Applicable Margins shall be determined by reference to the following grid:

Fixed Charge Coverage Ratio:

If Fixed Charge Coverage Ratio is:	Level
Greater than or equal to 1.30:1.00	Level I
Greater than or equal to 1.10:1.00, but less than 1.30:1.00	Level II
Greater than or equal to 0.75:1.00, but less than 1.10:1.00	Level III
Greater than or equal to 0.40:1.00, but less than 0.75:1.00	Level IV
Less than 0.40:1.00	Level V

Low to High

	Applicable Margins
	Level I	Level II	Level III	Level IV	Level V
Base Rate Revolving Loans	0.00%	0.00%	0.25%	0.50%	0.75%
LIBOR Revolving Loans	2.00%	2.25%	2.50%	2.75%	3.00%
Unused Line Fees	0.25%	0.375%	0.375%	0.50%	0.50%
Letter of Credit Fees	1.75%	2.00%	2.25%	2.50%	2.50%

All adjustments in the Applicable Margin shall be based on the unaudited Financial Statements delivered pursuant to Section 5.2(b) and shall be implemented on the first day of the calendar month commencing at least 5 days after the date of delivery to the Lenders of the Financial Statements evidencing the need for an adjustment, provided, however, that if the Applicable Margins are adjusted at the end of any Fiscal Year based upon unaudited Financial Statements delivered pursuant to Section 5.2(b) and if Fixed Charge Coverage Ratio determined from the audited Financial Statements for such Fiscal Year requires an adjustment in the Applicable Margins that would result in higher Applicable Margins, then the Applicable Margins shall be adjusted retroactively based on such audited Financial Statements and any increased amount owed by the Borrowers as a result thereof shall be paid on the next applicable payment date.  Failure to timely deliver any Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required.  If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, such reduction shall not occur.

(b)           The definition of “Borrowing Base” in Annex A of the Credit Agreement shall be amended by adding the following clause “(iii)” to clause (a) thereof:

“plus (iii) the lesser of (A) seventy-five percent (75%) of the appraised market value of its Real Estate Subfacility Assets subject to a Mortgage and (B) the Maximum Real Estate Loan Amount.

(c)           The definition of “Borrowing Base” in Annex A of the Credit Agreement shall be amended by deleting clause (b)(ii) thereof and replacing it with the following clause (b)(ii):

“(ii)         the amount advanced against the aggregate manufactured housing Inventory of FMC and FRC shall not exceed the lesser of (A) $25,000,000 for both FMC and FRC combined and (B) 30% of Aggregate Availability.”

(d)           The definition of “Maximum Inventory Loan Amount” in Annex A of the Credit Agreement shall be amended by deleting such definition and replacing it with the following:

““Maximum Inventory Loan Amount” means (i) from and including May 1 through and including November 30 of each calendar year, $110,000,000 and (ii) from and including December 1 through and including April 30 of each calendar year, $135,000,000 in each case for both FMC and FRC combined.”

(e)           The definition of “Maximum Revolver Amount” in Annex A of the Credit Agreement shall be amended by deleting such definition and replacing it with the following:

““Maximum Revolver Amount” means $175,000,000; provided that the Maximum Revolver Amount shall be $200,000,000 during the period from and including December 1 through and including April 30 of each calendar year.”

(f)            The definition of “Minimum Liquidity Event” in Annex A of the Credit Agreement shall be amended by deleting such definition and replacing it with the following:

““Minimum Liquidity Event” means, as of any calculation date, either (a) Fleetwood, on a consolidated basis, has Fleetwood Liquidity of $90,000,000 or less for the calendar month immediately preceding such calculation date, (b) the Borrowers (collectively) have Borrower Liquidity of $60,000,000 or less for the calendar month immediately preceding such calculation date or (c) for the calendar month immediately preceding such calculation date, the average daily Aggregate Availability during such calendar month was $20,000,000 or less.”

(g)           The definition of “Reserves” in Annex A of the Credit Agreement shall be amended by inserting “or Real Estate Subfacility Assets” between the phrases “or Eligible Inventory” and “established by the Agent” in the first sentence of such definition.

(h)           Annex A of the Credit Agreement shall be amended by adding the following definitions in the appropriate alphabetical order.

““Eligible Real Estate” means the Real Estate of FMC and Fleetwood which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Real Estate.  Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Real Estate shall not, unless the Agent in its sole discretion elects (which discretion cannot be exercised without the consent of Majority Lenders), include any Real Estate:

(a)           that is not owned in fee simple by FMC or Fleetwood and listed on Schedule B, hereto;

(b)           that is not subject to a recorded Mortgage which creates a first priority Lien to secure the Revolving Loans or that are subject to any other Lien whatsoever (other than the Liens securing the Term Loan and the Liens described in clauses (a), (d) or (e) of the definition of Permitted Liens provided that all such Liens are (i) junior in priority to the Agent’s Liens securing the Revolving Loans or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(c)           that is not marketable;

(d)           that has not been appraised by an appraiser satisfactory to the Agent;

(e)           that is located outside the United States; or

(f)            that is subject to a lease or sublease in favor of any Person if the tenant or subtenant, as the case may be, has not delivered to the Agent a subordination and attornment agreement in form and substance satisfactory to the Agent.

If any Real Estate at any time ceases to be Eligible Real Estate, such Real Estate shall promptly be excluded from the calculation of Eligible Real Estate.”

““Maximum Real Estate Loan Amount” means $15,000,000, reducing on the first day of each Fiscal Quarter commencing April 25, 2005 by an amount equal to $750,000, and as further reduced from time to time pursuant to Section 3.4(b).”

““Real Estate Subfacility Assets” means the Eligible Real Estate of FMC scheduled on Schedule 6.11, and which the Agent in the exercise of its reasonable discretion agrees with the Borrowers shall constitute Real Estate Subfacility Assets.”

““Third Amendment Effective Date” means March 2, 2005.”

““Wells Fargo Guaranty and Support Agreement” means that certain guaranty and support agreement, dated on or around March 2, 2005, by Fleetwood Enterprises Inc., a

Delaware corporation, to and for the benefit of Wells Fargo Funding, Inc., a Minnesota corporation pursuant to which Fleetwood Enterprises, Inc. has guaranteed the timely payment of any amounts owing under the Instruments (as defined in the Wells Fargo Guaranty and Support Agreement).”

1.10 Amendments to Schedule 1.2 and 6.11.  Schedules 1.2 and 6.11 shall be amended by replacing such schedule with the Schedule attached hereto as Schedule 1.2 and 6.11.  Each of the parties hereto acknowledges that the Commitments shall be adjusted as of the Effective Date to the amount set forth for each Lender on Schedule 1.2 as the Commitment of such Lender

2.     REPRESENTATIONS AND WARRANTIES OF FLEETWOOD AND THE BORROWERS.  In order to induce the Lenders and the Agent to enter into this Amendment, each of Fleetwood and each Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

2.1   Power and Authority.  Each of the Loan Parties has all corporate power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the “Consent”), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

2.2   Corporate Action.  The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.

2.3   No Conflict or Violation or Required Consent or Approval.  The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Credit Party under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the governing documents of any Loan Party or any of its Subsidiaries, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.

2.4   Execution, Delivery and Enforceability.  This Amendment and the Consent have been duly executed and delivered by each Loan Party which is a party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity.  The Agent’s Liens in the Collateral continue to be valid, binding and enforceable first priority Liens which secure the Obligations.

2.5   No Default or Event of Default.  No event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

2.6   No Material Adverse Effect.  No event has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

2.7   Representations and Warranties.  Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

3.     CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.  This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, Fleetwood, the Borrowers and each Lender and only if and when each of the following conditions is satisfied:

3.1   Consent of Guarantors.  Each of the Guarantors shall have executed and delivered to the Agent the Consent.

3.2   No Default or Event of Default; Accuracy of Representations and Warranties.  No Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrowers shall have delivered to the Agent a certificate confirming such matters.

3.3   Delivery of Documents.  The Agent shall have received such documents as the Agent may reasonably request in connection with this Amendment.

3.4   Fees.  The Borrowers shall have paid to the Agent for the pro rata account of all Lenders (after giving effect to this Amendment) an amendment fee equal to $326,000.

3.5   Additional Consents.  The Borrowers shall have received original copies of executed consents delivered by Textron Financial Corporation, in a form reasonably satisfactory to the Agent giving their consent, effective on or prior to the Sixth Amendment Effective Date, to the Loan Parties entering into the Sixth Amendment.

4.     EFFECTIVE DATE.  This Amendment shall become effective (the “Effective Date”) on the date of the satisfaction of the conditions set forth in Section 4.

5.     EFFECT OF AMENDMENT; RATIFICATION.  This Amendment is a Loan Document.  From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.  Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

6.     Each of Fleetwood and the Borrowers confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that none of the Credit Parties has any defenses, setoffs or counterclaims to its Obligations.

7.     APPLICABLE LAW.  THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

8.     NO WAIVER.  The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party, including, without limitation, Section 7.10 (Distributions; Capital Change; Restricted Investments), Section 7.12 (Guaranties), Section 7.13 (Debt) of the Credit Agreement, and Section 7.15 (Transactions with Affiliates).

9.     COMPLETE AGREEMENT.  This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof.  The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

10.   CAPTIONS; COUNTERPARTS.  The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Amended and Restated Credit Agreement as of the date set forth above.

FMC BORROWERS	FLEETWOOD HOLDINGS INC.

FLEETWOOD HOMES OF ARIZONA, INC.

FLEETWOOD HOMES OF CALIFORNIA, INC.

FLEETWOOD HOMES OF FLORIDA, INC.

FLEETWOOD HOMES OF GEORGIA, INC.

FLEETWOOD HOMES OF IDAHO, INC.

FLEETWOOD HOMES OF INDIANA, INC.

FLEETWOOD HOMES OF KENTUCKY, INC.

FLEETWOOD HOMES OF NORTH CAROLINA, INC.

FLEETWOOD HOMES OF OREGON, INC.

FLEETWOOD HOMES OF PENNSYLVANIA, INC.

FLEETWOOD HOMES OF TENNESSEE, INC.

FLEETWOOD HOMES OF TEXAS, L.P.
	By:	FLEETWOOD GENERAL PARTNER OF TEXAS, INC., its General Partner

FLEETWOOD HOMES OF VIRGINIA, INC.

FLEETWOOD HOMES OF WASHINGTON, INC.

FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.

FLEETWOOD MOTOR HOMES OF INDIANA, INC.

FLEETWOOD MOTOR HOMES OF PENNSYLVANIA, INC.

FLEETWOOD TRAVEL TRAILERS OF CALIFORNIA, INC.

FLEETWOOD TRAVEL TRAILERS OF INDIANA, INC.

FLEETWOOD TRAVEL TRAILERS OF KENTUCKY, INC.

FLEETWOOD TRAVEL TRAILERS OF MARYLAND, INC.

FLEETWOOD TRAVEL TRAILERS OF OHIO, INC.

FLEETWOOD TRAVEL TRAILERS OF OREGON, INC.

FLEETWOOD TRAVEL TRAILERS OF TEXAS, INC.

FLEETWOOD FOLDING TRAILERS, INC.

GOLD SHIELD, INC.

GOLD SHIELD OF INDIANA, INC.

HAUSER LAKE LUMBER OPERATION, INC.

CONTINENTAL LUMBER PRODUCTS, INC.

FLEETWOOD GENERAL PARTNER OF TEXAS, INC.

FLEETWOOD HOMES INVESTMENT, INC.

By:	/s/ Boyd R. Ployman
Name:	Boyd R. Plowman
Title:	Executive Vice President and Chief Financial Officer

FRC BORROWERS	FLEETWOOD RETAIL CORP.

FLEETWOOD RETAIL CORP. OF CALIFORNIA

FLEETWOOD RETAIL CORP. OF IDAHO

FLEETWOOD RETAIL CORP. OF KENTUCKY

FLEETWOOD RETAIL CORP. OF MISSISSIPPI

FLEETWOOD RETAIL CORP. OF NORTH CAROLINA

FLEETWOOD RETAIL CORP. OF OREGON

FLEETWOOD RETAIL CORP. OF VIRGINIA

	By:	/s/ Boyd R. Ployman
	Name:	Boyd R. Plowman
	Title:	Executive Vice President and Chief Financial Officer

GUARANTOR	FLEETWOOD ENTERPRISES, INC., as the Guarantor

	By:	/s/ Boyd R. Ployman
	Name:	Boyd R. Plowman
	Title:	Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BANK OF AMERICA, N.A., as the Agent and as a Lender

By:	/s/ John McNamara
Name:	John McNamara
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Keith Alexander
Name:	Keith Alexander
Title:	Vice President

WELLS FARGO FOOTHILL, INC., fka FOOTHILL CAPITAL CORPORATION, as a Lender

By:	/s/ Juan Barrera
Name:	Juan Barrera
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:	/s/ Thomas H. Hopkins
Name:	Thomas H. Hopkins
Title:	Vice President

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the FMC Borrowers and/or FRC Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty and each of the Loan Documents to which it is a party.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the March 2, 2005.

FMC BORROWERS	FLEETWOOD HOLDINGS INC.

FLEETWOOD HOMES OF ARIZONA, INC.

FLEETWOOD HOMES OF CALIFORNIA, INC.

FLEETWOOD HOMES OF FLORIDA, INC.

FLEETWOOD HOMES OF GEORGIA, INC.

FLEETWOOD HOMES OF IDAHO, INC.

FLEETWOOD HOMES OF INDIANA, INC.

FLEETWOOD HOMES OF KENTUCKY, INC.

FLEETWOOD HOMES OF NORTH CAROLINA, INC.

FLEETWOOD HOMES OF OREGON, INC.

FLEETWOOD HOMES OF PENNSYLVANIA, INC.

FLEETWOOD HOMES OF TENNESSEE, INC.

FLEETWOOD HOMES OF TEXAS, L.P.
	By:	FLEETWOOD GENERAL PARTNER OF TEXAS, INC., its General Partner

FLEETWOOD HOMES OF VIRGINIA, INC.

FLEETWOOD HOMES OF WASHINGTON, INC.

FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.

FLEETWOOD MOTOR HOMES OF INDIANA, INC.

FLEETWOOD MOTOR HOMES OF PENNSYLVANIA, INC.

FLEETWOOD TRAVEL TRAILERS OF CALIFORNIA, INC.

FLEETWOOD TRAVEL TRAILERS OF INDIANA, INC.

FLEETWOOD TRAVEL TRAILERS OF KENTUCKY, INC.

FLEETWOOD TRAVEL TRAILERS OF MARYLAND, INC.

FLEETWOOD TRAVEL TRAILERS OF OHIO, INC.

FLEETWOOD TRAVEL TRAILERS OF OREGON, INC.

FLEETWOOD TRAVEL TRAILERS OF TEXAS, INC.

FLEETWOOD FOLDING TRAILERS, INC.

GOLD SHIELD, INC.

GOLD SHIELD OF INDIANA, INC.

HAUSER LAKE LUMBER OPERATION, INC.

CONTINENTAL LUMBER PRODUCTS, INC.

FLEETWOOD GENERAL PARTNER OF TEXAS, INC.

FLEETWOOD HOMES INVESTMENT, INC.

By:	/s/ Boyd R. Ployman
Name:	Boyd R. Plowman
Title:	Executive Vice President and Chief Financial Officer

FRC BORROWERS	FLEETWOOD RETAIL CORP.

FLEETWOOD RETAIL CORP. OF CALIFORNIA

FLEETWOOD RETAIL CORP. OF IDAHO

FLEETWOOD RETAIL CORP. OF KENTUCKY

FLEETWOOD RETAIL CORP. OF MISSISSIPPI

FLEETWOOD RETAIL CORP. OF NORTH CAROLINA

FLEETWOOD RETAIL CORP. OF OREGON

FLEETWOOD RETAIL CORP. OF VIRGINIA

	By:	/s/ Boyd R. Ployman
	Name:	Boyd R. Plowman
	Title:	Executive Vice President and Chief Financial Officer

OTHER GUARANTORS	FLEETWOOD ENTERPRISES, INC.,
FLEETWOOD CANADA LTD.
FLEETWOOD INTERNATIONAL INC.

	By:	/s/ Boyd R. Ployman
	Name:	Boyd R. Plowman
	Title:	Executive Vice President and Chief Financial Officer